UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

T-Mobile US, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0836269
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.50% Mandatory Convertible Preferred Stock, Series A, par value $0.00001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-192178

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 5.50% Mandatory Convertible Preferred Stock, Series A, of T-Mobile US, Inc. (the “Registrant”) is set forth under the caption “Description of Mandatory Convertible Preferred Stock” in the prospectus supplement dated December 9, 2014, as filed by the Registrant with the Securities and Exchange Commission (“SEC”) on December 11, 2014 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-192178), filed with the SEC on November 7, 2013, which description is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of T-Mobile US, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 2, 2013).

3.2	Fifth Amended and Restated Bylaws of T-Mobile US, Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on May 2, 2013).

3.3	Certificate of Designations of 5.50% Mandatory Convertible Preferred Stock, Series A, of T-Mobile US, Inc., dated December 12, 2014 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on December 15, 2014).

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 99.3 to Amendment No. 1 to the Registrant’s Form 8-A, filed on May 2, 2013).

4.2	Form of Certificate for the 5.50% Mandatory Convertible Preferred Stock, Series A (included as Exhibit A to Exhibit 3.3 hereto).

4.3	Rights Agreement, dated March 29, 2007, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock of MetroPCS Communications, Inc. as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on March 30, 2007).

4.4	Amendment No. 1 to the Rights Agreement, dated October 3, 2012, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on October 3, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 15, 2014	T-MOBILE US, INC.

	By:	/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of T-Mobile US, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 2, 2013).

3.2	Fifth Amended and Restated Bylaws of T-Mobile US, Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on May 2, 2013).

3.3	Certificate of Designations of 5.50% Mandatory Convertible Preferred Stock, Series A, of T-Mobile US, Inc., dated December 12, 2014 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on December 15, 2014).

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 99.3 to Amendment No. 1 to the Registrant’s Form 8-A, filed on May 2, 2013).

4.2	Form of Certificate for the 5.50% Mandatory Convertible Preferred Stock, Series A (included as Exhibit A to Exhibit 3.3 hereto).

4.3	Rights Agreement, dated March 29, 2007, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock of MetroPCS Communications, Inc. as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on March 30, 2007).

4.4	Amendment No. 1 to the Rights Agreement, dated October 3, 2012, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on October 3, 2012).